AXA Equitable Life Insurance Company

EQUI-VEST®

Deferred Variable Annuity

Application for Inherited IRA

Mailing Instructions:
Express Mail (with money):
JPMorgan Chase 4 Chase Metrotech Center, 7th Floor NY Remit One Image Lockbox # 13823 Brooklyn, NY 11245-0001 Regular Mail (with money): EQUI-VEST New Business P.O. Box 13823, Newark, NJ 07188-0823	Express Mail (without money): EQUI-VEST New Business 100 Madison St., Suite 1000 Syracuse, NY 13202 Regular Mail (without money): EQUI-VEST New Business P.O. Box 4704, Syracuse, NY 13221-4704

Application No.

1. EQUI-VEST contract type	Elect one of the following.
☐ EQUI-VEST traditional Inherited IRA
☐ EQUI-VEST Roth Inherited IRA
2. Annuitant information	(Check appropriate boxes)

If your Mailing Address is different from the Primary Residential Address below, please provide your Mailing Address in Section 10.

☐ Mr. ☐ Mrs. ☐ Miss ☐ Ms. ☐ Other

☐ Male ☐ Female

Social Security No. (Required)

First Name	Middle Initial	Last Name

☐ Home
☐ Mobile

Birth Date (M/D/Y)	Age at Nearest Birthday	Daytime Phone Number

U.S.A. Primary Residential Address – No P.O. Box Permitted

City	State	Zip Code

Valid Driver’s License No./State Issued ID #	State	Exp. Date

U.S. Citizen? ☐ Yes ☐ No (If No, Please complete)

Country	Passport #	U.S. Visa Type

Is the Proposed Annuitant the surviving spouse of the Deceased Owner and the sole designated beneficiary under the Original IRA?
☐ Yes ☐ No

3. Deceased owner information	(Provide name and
address below of Owner of the Original IRA)

Deceased Owner

Relationship to Proposed Annuitant Under this Contract

Street Address

City	State	Zip Code

Birth Date of Deceased Owner (M/D/Y)	Deceased Owner’s Date of Death (M/D/Y)

4. Owner — (beneficiary of deceased owner)

☐ Same as Annuitant in section 2.
☐ Qualifying Trust (Trustee Certification Form Required)
Complete this section below ONLY if the proposed owner is a Qualifying Trust.

Name of Qualifying Trust

Taxpayer Identification Number

Principal Place of Business or Local Office Street Address – No P.O. Box Permitted
(If non-U.S., Financial Professional must contact Branch)

Name and Title of Person Authorized to Transact	Business Phone

State of Incorporation, Business License, or Execution of Partnership or Trust Agreement

5. Beneficiary continuation option (BCO) distributions commencement date

(When Owner anticipates BCO Distributions to begin. Distributions must begin by 12/31 of the year following the calendar year of the Deceased Owner’s death. Special rules apply for spouses.)

BCO Distributions from this contract will be calculated over a period not extending beyond the remaining life expectancy of the Annuitant, based on the information provided in this application.
The factors that will determine the remaining life expectancy are:

1. The date of death of the Deceased Owner,

2. The Annuitant’s age as of the calendar year following the year of death and the corresponding life expectancy in the Single Life Table in Q&A-1 of Treasury Regulation Section 1.401(a)(9)-9, and

3. The number of years that have elapsed since the date of death.

Please follow the following steps to determine when payments from this contract must begin:
How do you want the BCO distributions to be made to you?
☐ Monthly ☐ Quarterly ☐ Annually
● Please insert the date when you want BCO distributions to begin in #1, #2 or #3 on the next page, as applicable.
● The term ‘‘beneficiary’’ refers to the beneficiary of the Original IRA, who is also the proposed owner of the EQUI-VEST IRA contract.

●   If the Deceased Owner had been taking the RMD payments and no distribution was made in the year of death, you must take a distribution for that year before transfer is made to us. You will be responsible for any tax penalties that may apply if you fail to take the distribution.

180-3801 BCO	X04142_core	BCO IRA (10/18)
Catalog # 140162 Page 1 of 7

5. Beneficiary continuation option (BCO) distributions commencement date (continued)

1. ALL BENEFICIARIES:
Have you begun taking BCO distributions from the Deceased Owner’s IRA? ☐ Yes ☐ No
If no, skip to #2 or #3 of this section as applicable.
If yes, complete this section #1; do not complete either #2 or #3.

Date of last distribution:
Date you would like BCO distributions from this IRA to begin:

(The date you select cannot be later than the 28th day of the month. Distributions must begin by 12/31 of the year after the last distribution. If this date is past and you have not started taking distributions, tax penalties may apply.)

2. SOLE SPOUSAL BENEFICIARY:

A. End of the year in which Deceased Owner was (or would have turned) 70 1⁄2: December 31st,

B. End of the year following the year of death: December 31st,

C. Date you would like BCO distributions from this IRA to begin:                              (The date you select cannot be later than the 28th day of the month. BCO distributions must begin by the latest date in ‘A’ and ‘B’ above. If this date is past and you have not started taking distributions, tax penalties may apply.)

3. ALL BENEFICIARIES OTHER THAN SOLE SPOUSAL BENEFICIARIES:

A. End of the year following the year of death: December 31st,

B. When would you like BCO distributions from this IRA contract to begin?                              (The date you select cannot be later than the 28th day of the month. Distributions must begin by 12/31 of the year after the last distribution. If this date is past and you have not started taking distributions, tax penalties may apply.)

Withholding Information

We will automatically withhold 10% federal income tax from the taxable portion of your withdrawal unless you check the box below. Some states require us to withhold state income tax if federal income tax is withheld. Please consult your tax advisor for rules that apply to you. AXA Equitable is required to withhold federal income tax on payments from annuity contracts which may be included in gross income. In the case of distributions from a Roth IRA, we may not be able to calculate the portion of the distribution (if any) subject to tax. We may be required to withhold on the gross amount of the distribution unless you elect out of withholding. This may result in tax being withheld even though the Roth IRA distribution is not taxable in whole or in part. If we withhold income tax, any income tax withheld is a credit against your income tax liability.

☐ I do not want to have federal income tax (and state, if applicable) withheld (U.S. residence address and Social Security No./EIN required on the application.)

Under penalty of perjury, I certify the following Taxpayer’s Identification Number is correct:

☐ S.S.N. or ☐ E.I.N.

If your address of record is not a U.S. residence address, complete the following statement:

(Check one): ☐ I am a U.S. citizen ☐ I am not a U.S. citizen.
I reside in
(name of country)

If you are foreign, you may need to complete additional tax forms before your transaction can be processed.

6. Proposed owner’s beneficiary(ies) information

Include full name(s), Relationship(s) to Owner of this contract and the Social Security Number of EACH Beneficiary. Use Special Instructions if you need more space. If a beneficiary is not an individual, please provide the Taxpayer Identification Number of the entity, instead of the Social Security Number.

☐ Individual ☐ Entity

Primary	T.I.N.: ☐ S.S.N. or ☐ E.I.N.

Relationship	Date of Birth

Contingent (if any)	T.I.N.: ☐ S.S.N. or ☐ E.I.N.

Relationship	Date of Birth

7. Enhanced death benefit option

Would you like to elect the 3-year Ratcheted Death Benefit for an additional 0.15% annual charge?

☐ YES, I would like to elect the Ratcheted Death Benefit.

☐ NO, I would like to have only the contribution (adjusted for withdrawals) as the Minimum Death Benefit.

Once the Ratcheted Death Benefit is elected, it cannot be terminated.

8. Anticipated single premium contribution information
(All payments must be directly transferred from the Roth IRA or traditional IRA of the Deceased Owner.)

A. Amount provided with this application:
Total amount for investment options listed in #9.	$

B. Expected first-year contribution:
(Minimum: $25,000 for EQUI-VEST) Indicate the amount expected to be contributed in the first year of this contract.	$

C. 12/31 Account Value:

(i) Indicate the 12/31 Account Value of the Original IRA for the previous calendar year. If available, please attach the most recent 12/31 Statement for the Original IRA.	$

(ii) For the amount specified in C(i), the portion applicable to this applicant is % or $ .

D. Distributions for Current Calendar Year:

Indicate the total distributions the Proposed Owner has taken year to date.	$
9. Selection of investment options and allocation percentages

Check either Box A or Box B, but not both.

A.

☐ Maximum Transfer Flexibility. By selecting this option, you may invest in all of the investment options listed on the next page except those options listed in the bold box. Transfers out of the Guaranteed Interest Option will not be limited.

B.

☐ Maximum Fund Choice. By selecting this option, you may invest in any of the investment options listed on the next page. Transfers out of the Guaranteed Interest Option will be limited (see prospectus for details).

180-3801 BCO	X04142_core	BCO IRA (10/18)
Catalog # 140162 Page 2 of 7

9. Selection of investment options and allocation percentages (continued)

Current Allocation (Applies to boxes A and B): Select the allocation for the amount indicated in #8A or any amounts that you may invest in these investment options in the future. You can change this allocation for future contributions at any time. The percentages entered must be in whole numbers and total 100%.

Guaranteed Interest Option (GIO) Restrictions:

For initial contributions of $100,000 or less — No more than 25% of the initial contribution can be allocated to the GIO.

For initial contributions more than $100,000 — No more than 50% of the initial contribution can be allocated to the GIO.

Asset Allocation
AXA Allocation
%	AXA Aggressive Allocation (18*)
%	AXA Balanced Strategy (8Q*)
%	AXA Moderate Allocation (T4*)
%	AXA Moderate Growth Strategy (8O*)
%	AXA Moderate-Plus Allocation (17*)
Target Allocation
%	Target 2015 Allocation (6G*)
%	Target 2025 Allocation (6H*)
%	Target 2035 Allocation (6I*)
%	Target 2045 Allocation (6J*)
%	Target 2055 Allocation (8Z*)
Other Asset Allocation
%	1290 VT DoubleLine Dynamic Allocation (8U*)
%	All Asset Growth – Alt 20 (7H*)
%	AXA/AB Dynamic Moderate Growth (8P*)
%	AXA Franklin Templeton Allocation Managed Volatility (6P*)
%	CharterSM Moderate (9I*)
Large Cap Stocks
%	1290 VT Equity Income (33*)
%	1290 VT Socially Responsible (92*)
%	AXA 500 Managed Volatility (7M*)
%	AXA/ClearBridge Large Cap Growth (83*)
%	AXA Large Cap Core Managed Volatility (85*)
%	AXA Large Cap Growth Managed Volatility (77*)
%	AXA Large Cap Value Managed Volatility (89*)
%	AXA/Loomis Sayles Growth (34*)
%	EQ/BlackRock Basic Value Equity (81*)
%	EQ/Capital Guardian Research (86*)
%	EQ/ClearBridge Select Equity Managed Volatility (6F*)
%	EQ/Common Stock Index (TI)*
%	EQ/Equity 500 Index (TE*)
%	EQ/Fidelity Institutional AMSM Large Cap (9K*)
%	EQ/Franklin Rising Dividends (9U*)
%	EQ/Invesco Comstock (07*)
%	EQ/JPMorgan Value Opportunities (72*)
%	EQ/Large Cap Growth Index (82*)
%	EQ/Large Cap Value Index (49*)
%	EQ/T. Rowe Price Growth Stock (32*)
%	EQ/UBS Growth and Income (35*)
%	MFS® Investors Trust (7P*)
%	MFS® Massachusetts Investors Growth Stock (8I*)
%	Multimanager Aggressive Equity (T2*)
Small/Mid Cap Stocks
%	1290 VT GAMCO Small Company Value (37*)
%	1290 VT Microcap (9V*)
%	1290 VT Small Cap Value (9D*)
%	AXA 400 Managed Volatility (7L*)
%	AXA 2000 Managed Volatility (7K*)
%	AXA/AB Small Cap Growth (TP*)
%	AXA Franklin Small Cap Value Managed Volatility (6E*)
%	AXA/Janus Enterprise (08*)
%	AXA Mid Cap Value Managed Volatility (79*)
%	CharterSM Small Cap Growth (36*)

%	CharterSM Small Cap Value (91*)
%	EQ/American Century Mid Cap Value (9J*)
%	EQ/Goldman Sachs Mid Cap Value (9L*)
%	EQ/Ivy Mid Cap Growth (9P*)
%	EQ/Mid Cap Index (55*)
%	EQ/Small Company Index (97*)
%	Invesco V.I. Mid Cap Core Equity (7T*)
%	Invesco V.I. Small Cap Equity (7X*)
%	Ivy VIP Small Cap Growth (7Y*)
%	Multimanager Mid Cap Growth (59*)
%	Multimanager Mid Cap Value (61*)
International/Global Stocks
%	1290 VT Low Volatility Global Equity (9W*)
%	1290 VT SmartBeta Equity (9C*)
%	AXA Global Equity Managed Volatility (78*)
%	AXA International Core Managed Volatility (88*)
%	AXA International Managed Volatility (7N*)
%	AXA International Value Managed Volatility (73*)
%	AXA Templeton Global Equity Managed Volatility (6D*)
%	EQ/Emerging Markets Equity PLUS (8W*)
%	EQ/International Equity Index (TN*)
%	EQ/Invesco International Growth (9N*)
%	EQ/Lazard Emerging Markets Equity (9Q*)
%	EQ/MFS International Growth (26*)
%	EQ/MFS International Value (9R*)
%	EQ/Oppenheimer Global (6A*)
AXA Allocation (Not available under Max Flex option)
%	AXA Conservative Allocation (15*)
%	AXA Conservative Growth Strategy (8R*)
%	AXA Conservative-Plus Allocation (16*)
%	AXA Conservative Strategy (8S*)
Bonds (Not available under Max Flex option)
%	1290 VT DoubleLine Opportunistic Bond (9F*)
%	1290 VT High Yield Bond (8X*)
%	American Funds Insurance Series Bond (8V*)
%	CharterSM Multi-Sector Bond (TH*)
%	EQ/Core Bond Index (96*)
%	EQ/Global Bond PLUS (47*)
%	EQ/Intermediate Government Bond (TI*)
%	EQ/PIMCO Global Real Return (8Y*)
%	EQ/PIMCO Ultra Short Bond (28*)
%	EQ/Quality Bond PLUS (TQ*)
%	Invesco V.I. High Yield (8L*)
%	Ivy VIP High Income (8G*)
%	Multimanager Core Bond (69*)
Cash Equivalents (Not available under Max Flex option)
%	EQ/Money Market (T3*)
Sector/Specialty (Not available under Max Flex option)
%	AXA Franklin Balanced Managed Volatility (6C*)
Sector/Specialty
%	1290 VT Convertible Securities (9X*)
%	1290 VT GAMCO Mergers & Acquisitions (25*)
%	EQ/Invesco Global Real Estate (9M*)
%	EQ/Ivy Energy (9O*)
%	EQ/MFS Technology (9S*)
%	EQ/MFS Utilities (9T*)
%	Multimanager Technology (67*)
%	VanEck VIP Global Hard Assets (8N*)
Guaranteed-Fixed
%	Guaranteed Interest Option (A1*)
%	Total of all investment options chosen must equal 100%
* The number in parentheses is shown for data input only.

180-3801 BCO	X04142_core	BCO IRA (10/18)
Catalog # 140162 Page 3 of 7

10. Special instructions	(For additional information.)
Attach a separate sheet if additional space is needed.

For Annuitants whose Mailing Address differs from their Primary Residential Address Section 2
Annuitant’s Mailing Address:

Mailing Address — P.O. Box Accepted

City State Zip Code

11. Other Required Information

Prospectus, Replacement, and Foreign Political Persons information must be answered.

PROSPECTUS INFORMATION:

1. Did you receive an EQUI-VEST or EQUI-VEST Express prospectus? ☐ Yes ☐ No

Date as printed on prospectus/CD

Date as printed on any prospectus supplement(s)/CD

CONSENT FOR DELIVERY OF INITIAL PROSPECTUS ON CD-ROM

☐ Yes. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk ‘‘CD’’, and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service below.

11. Other Required Information (continued)

REPLACEMENT INFORMATION:

1. Do you have any other existing life insurance or annuities?

   ☐Yes  ☐ No

2. Will any existing insurance or annuity be (or has it been) replaced or changed in connection with this transaction assuming the contract applied for will be issued?    ☐Yes  ☐No

If Yes, complete the following:

YearIssued Type of Plan Company Contract Number

Company Address
3. The Contract state is your primary residence state unless you sign the application in a different state.
If you are signing the application in a state other than your state of primary residence, check one of the boxes below:

☐ I have a second residence in the state of sale.

☐ I work or conduct business in the state of sale.
If none of the above apply, the application must be signed in your state of Primary Residence unless we approve another state.
You need NOT complete the Suitability information below. You MUST submit a completed Client Profile along with the application.

Suitability Information:

1. Customer Information (REQUIRED BY FINRA)

Employer’s Name	Annuitant’s Occupation

Employer’s Street Address

City State Zip

Estimated Gross Annual	Estimated Liquid Net Worth
Household Income (all sources)	(excluding residence)

Investment Objective:	(Choose one that matches the objective for
this purchase only.)

☐ Income	☐ Income & Growth ☐ Growth

☐ Aggressive Growth	☐ Safety of Principal

Is the Owner or Annuitant associated with or employed by a member of FINRA? ☐ Yes ☐ No

If Yes, affiliation:

MARITAL STATUS: ☐ Single ☐ Married ☐ Widowed ☐ Divorced

NUMBER OF DEPENDENTS:

FEDERAL TAX BRACKET: %

180-3801 BCO	X04142_core	BCO IRA (10/18)
Catalog # 140162 Page 4 of 7

14. Other Required Information (continued)

PURPOSE OF INVESTMENT:
INVESTMENTHORIZON: (Length of time contract is expected to remain in force)
☐ 1 ☐ 2 ☐ 3 ☐ 4 ☐ 5 ☐ 6 ☐ 7 ☐ 8 ☐ 9 ☐ 10 ☐ >10

RISK TOLERANCE (Choose one that applies to this purchase only):

The selected investment options should be consistent with the stated Investment Objective above and Risk Profile from the Risk Tolerance Questionnaire.
☐Conservative:Prefer little risk and low volatility in return for accepting potentially lower returns.
☐Conservative-Plus: Willing to accept some risk and volatility in return for some growth potential.
☐Moderate: Willing to assume an average amount of market risk and volatility or loss of principal to achieve potentially higher returns.
☐Moderate-Plus: Willing to accept above-average amount of market risk and volatility or loss of principal to achieve potentially greater returns.
☐Aggressive: Willing to sustain substantial volatility or loss of principal and assume a high level of risk in pursuing potentially higher returns.

2. Investment Assets (Prior to this Investment):
CDs	$
Stocks	$
Bonds	$
Annuities	$
Mutual Funds
Income $
Growth $
Aggressive $
Other Funds $
Retirement Accounts	$
Other (excluding primary residence)	$
Total Investment Assets	$
Cash (checking, savings, MMA)	$
Total Investment Assets (above) and Cash	$
Investment Experience (in years)

	None	<1	1-4	5+

CDs	☐	☐	☐	☐

Bonds	☐	☐	☐	☐

Annuities	☐	☐	☐	☐

Mutual Funds	☐	☐	☐	☐

Stocks	☐	☐	☐	☐

14.Other Required Information (continued)

Has a Financial Plan been prepared by AXA Advisors, LLC for the client in the last 12 months?

☐ Yes Plan # or Planning Tool Name:		☐ No
Source of Funds: (If more than one box is checked, provide percentage breakdown.)
Rollover: Company name
FOREIGN POLITICAL PERSONS†:

Is the Annuitant either: (A) A senior military, governmental, or political official in a non-U.S. country, or (B) Closely associated with or an immediate family member of such official?

Annuitant	☐ Yes ☐ No

If Yes, please identify the name of the official, office held and country:

† Required by the USA Patriot Act
Comments:

180-3801 BCO	X04142_core	BCO IRA (10/18)
Catalog # 140162 Page 5 of 7

12. Acknowledgement

All information and statements furnished in this application are true and complete to the best of my knowledge and belief. I understand and acknowledge that no financial professional has the authority to make or modify any contract on AXA Equitable’s behalf, or to waive or alter any of AXA Equitable’s rights and regulations. I understand that amounts withdrawn from the contract may be subject to a withdrawal charge. • I understand that the annuity account value attributable to allocations to the variable investment options of the separate account or variable annuity benefit payments may increase or decrease and are not guaranteed as to dollar amount. • I acknowledge that I have received the most current prospectus and any supplement(s). • After reviewing my financial information and goals with my financial professional, I believe that this contract will meet my financial goals. I understand and acknowledge that the above information may affect the amount and timing of payments under my contract and that erroneous information may have adverse federal income tax consequences for me. The information on this application is true and complete to the best of my knowledge and belief.

By signing this application the Annuitant acknowledges that he or she is buying the contract for its features and benefits other than tax deferral, as the tax deferral feature of the contract does not provide additional benefits.

(New York residents sign below, all other residents sign at the bottom,

PROPOSED ANNUITANT’S SIGNATURE	TODAY’S DATE	CITY	STATE

PROPOSED TRUSTEE’S SIGNATURE	TODAY’S DATE	CITY	STATE
(if beneficiary of Original traditional IRA or Roth IRA is a Qualifying Trust)

In Colorado, Kentucky, Maine and Tennessee:	It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance benefits, and civil damages.

In New Jersey:	Any person who includes any false or misleading information on an application for an insurance policy may be subject to criminal and civil penalties.

In Arkansas, D.C. and New Mexico:	Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In Ohio:	Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer submits an enrollment form/application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

In Oklahoma:	Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony.

In Washington:	It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

All Other States Except New York:	Any person who knowingly and with intent to defraud any insurance company files an enrollment form/ application or statement of claim containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or Federal law.

PROPOSED ANNUITANT’S SIGNATURE	TODAY’S DATE	CITY	STATE

PROPOSED TRUSTEE’S SIGNATURE	TODAY’S DATE	CITY	STATE
(if beneficiary of Original traditional IRA or Roth IRA is a Qualifying Trust)

180-3801 BCO	X04142_core	BCO IRA (10/18)
Catalog # 140162 Page 6 of 7

EQUI-VEST® REPRESENTATIVE REPORT

Please print in black ink.

A.

I certify that a Prospectus for the Contract has been given to the Proposed Annuitant, and that no written sales materials other than those approved by AXA Equitable have been used. (The Representative who secures this application must sign in the space provided below.) ☐Yes

B.	Have you delivered the AXA Equitable ‘‘Family of Annuities’’ brochure? ☐ Yes ☐ No

C.

Do you have reason to believe that any existing life insurance or annuity has been or will be replaced or changed in connection with this transaction, assuming the contract applied for will be issued on the life of the Annuitant?

☐Yes ☐No    (If Yes, attach copy of the Replacement Acknowledgement Form.)

D.

Did you (i) verify the identity by reviewing the driver’s license/passport of the Proposed Annuitant, and (ii) inquire about the source of the customer’s assets and income?

☐Yes (If you are unable to answer Yes to both these questions, contact your Branch Controls Manager.)

E.	Is the Annuitant currently an Active Duty* Member of the Armed Forces?

☐Yes ☐No (If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

*   "Active Duty’’ means full-time duty in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

F.	Compensation Method:

Elect one of the following for this application only. (If there are multiple Representatives on the Contract, this election must be the same for all.) Refer to the Annual Schedule of Commission and Service Fees Field Bulletin if you have questions.

☐ I (We) elect the traditional Premium-Based Compensation method which provides for an up-front Premium-Based compensation payment, plus PCs.
or

☐ I (We) elect the Voluntary Trade-Off Compensation method which includes a reduced up-front Premium-Based compensation payment with PCs plus an annual asset-based payment beginning after year one (1) with PCs.

Name and Signature of the Financial Representative who answered the above questions and verified the above documents.

	Print Name		Signature			Date
EQUI-VEST issues must reflect the commission percentages of all applicable Representatives.
	Print Representative(s) Name(s) (Service Representative First)	Last Name Initial	Representative Number	Representative %	Agency Code	District Mgr. Code	Representative Insurance License#*

*Where required by state regulations

FOR EQUI-VEST PROCESSING OFFICE USE
Representative(s) shown above is (are) equity qualified and licensed in the state in which the request is signed.

Application No.	EAO Rec’d.

PROCESSING:
	Contract Number	Batch Number	Inquiry Number	Processor

180-3801 BCO	X04142_core	BCO IRA (10/18)
Catalog # 140162 Page 7 of 7

EQUI-VEST

Application

Additional Instructions

Please refer to the prospectus for the most thorough explanation of this product and its features.

Section 1. EQUI-VEST Contract type
For EQUI-VEST traditional IRA and Roth IRA only. Roth IRA is only available if the Deceased Owner’s Original IRA was a Roth IRA. Conversions from a traditional IRA to a Roth IRA are not permitted.

Section 3. Annuitant Information
The individual beneficiary of the Deceased Owner’s Original traditional or Roth IRA. If the beneficiary of the Original IRA is a qualifying trust, the Annuitant is the oldest beneficiary of such trust. Date of Birth and Social Security Number are mandatory. If the proposed annuitant is not a U.S. Citizen, a copy of the US Visa and I-94 form or Green Card must be provided with the application.

Section 4. Owner — Beneficiary of Deceased IRA Owner
Owner	Additional Form(s) Needed	Special Instructions
Qualifying Trust	13197	Trustee Certification Form

Section 5. (BCO) Distributions Commencement Date

The date on which BCO distribution payments are to begin. The Maximum issue age is 70. BCO Distribution payments must be made at least annually. BCO Distributions from this contract will be calculated over a period not extending beyond the remaining life expectancy of the Annuitant, based on the information provided on this application. The factors that will determine the remaining life expectancy are: the date of death of the Deceased Owner, the Annuitant’s age as of the calendar year following the year of death, and the corresponding life expectancy in the Single Life Table in Q&A-1 of Treasury Regulation Section 1.401(a)(9)-9 and the number of years that have elapsed between date of death and the issue date of the contract/certificate. The New Owner is responsible for taking all required post-death distributions from the Original IRA before directly transferring funds to this contract/certificate, and is also responsible for any penalty/excise tax which may be imposed on any late distribution from the Original IRA.

Section 6. Proposed Owner’s Beneficiary(ies) Information

The individual or entity who will receive the death benefit upon the death of the Annuitant. Your client must name a primary beneficiary(ies) and may also name a contingent beneficiary. If more than one – indicate %. If the Annuitant knows the Taxpayer Identification Number of the beneficiary, include it. The check box for Social Security Number (for an individual) or E.I.N (for an entity such as a trust) should also be checked. Include full name(s) and Relationship(s) to Owner. Use Special Instructions (#10) if you need more space.

Section 9. Guaranteed Interest Option (GIO) Restrictions

If the initial contribution is $100,000 or less, no more than 25% of such initial and any additional contributions can be allocated to the GIO. If the account value is greater than $100,000, the owner will need to submit new allocation instructions if they wish to allocate more than 25% of the account value. If the initial contribution is more than $100,000, no more than 50% of such initial and any additional contributions can be allocated to the GIO.

X04142_core	BCO IRA (10/18)
Catalog # 140162